EXHIBIT 16.1

                      LETTER FROM WILLIAMS & WEBSTER, P.S.




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                            Williams & Webster, P.S.
                        Bank of America, Financial Center
                          601 W. Riverside, Suite 1940
                             Spokane, WA 99201-0611



February 14, 2006


Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC  20549

Re:      Wescorp Energy Inc.
         Commission File Number 000-30095

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated February 9, 2006.

Our independent auditor's report on the financial statements of Wescorp Energy Inc. for the period ended December 31, 2004 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than the ability to continue as a going concern.

There were no disagreements with Wescorp Energy Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/ WILLIAMS & WEBSTER, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington